EXHIBIT 5.1

TAPIA, LINARES Y ALFARO

ABOGADOS - ATTORNEYS AT LAW
April 13, 2011 Carnival Corporation 3655 N.W. 87th Avenue Miami, Florida 33178-2428 U.S.A. Carnival plc 5 Gainsford Street London, SE1 2NE United Kingdom
F.S. TAPIA C. †
JULIO E. LINARES †

ELOY ALFARO
MARIO E. CORREA E.
OCTAVIO DEL MORAL
JULIO E. LINARES F.
ADOLFO E. LINARES F.
FERNANDO A. LINARES F.
ANABEL GAMALLO Q.
MARIELA I. DE VL1EG

PANAMA
CAPITAL PLAZA , Piso 15
PASEO ROBERTO MOTTA
COSTA DEL ESTE
APARTADO POSTAL 0816-02984
PANAMA , REP. DE PANAMA
TELEFONO (507) 306-5000
TELEFAX (507) 306-5005
E-MAIL talial@talial.com
WEB: http://www.talial.com

B.V.I.
P.O. BOX 3161
ROAD TOWN, TORTOLA
BRITISH VIRGIN ISLANDS

RE:           Registration Statement on Form S-8

Dear Sirs:

In connection with the joint Registration Statement on Form S-8 (the “Registration Statement”), filed by Carnival Corporation (the “Company”) and Carnival plc, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, which relates to the issuance of 15,000,000 shares of the Company common stock, par value $0.01 per share (the “Common Stock”), and 15,000,000 trust shares of beneficial interest in the P&O Princess Special Voting Trust (the “Trust Shares”), which are paired with the shares of Common Stock on a one-for-one basis, to be issued pursuant to the Carnival Corporation 2011 Stock Plan (the “Plan”), we have been requested to render our opinion as to the legality of the Common Stock and Trust Shares being registered thereunder.

In this connection, we have examined (i) originals, photocopies or conformed copies of the Plan, (ii) the Third Amended and Restated Articles of Incorporation and the Third Amended and Restated By-Laws of the Company, and (iii) records of certain of the Company’s corporate proceedings.  In addition, we have made such other examinations of law and fact as we have considered necessary in order to form a basis of the opinions hereinafter expressed.  In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as photocopies or conformed copies.  We have relied as to matters of fact upon declarations and certificates of officers of the Company.

TAPIA, LINARES Y ALFARO

Carnival Corporation
April 13, 2011

Terms defined in the Plan and the Registration Statement shall have the same meaning herein.

Based on the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the Republic of Panama.

2.
The Common Stock and the Trust Shares have been duly and legally authorized for issuance, and such Common Stock and Trust Shares, when issued and delivered by the Company on the terms and conditions described in the Plan and paid for in accordance with the terms and provisions of the Plan, will be validly issued, fully paid and non-assessable.

3.
The Common Stock, when issued and delivered by the Company on the terms and conditions described in the Plan and paid for in accordance with the terms and provisions of the Plan, will be paired with the Trust Shares on a one-for-one basis, pursuant to the Pairing Agreement dated as of April 17, 2003, between the Company, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and SunTrust Bank, as transfer agent.

We are members of the Bar of the Republic of Panama.  We express no opinion as to matters of law other than the laws of the Republic of Panama.

We hereby consent to all references to our firm in the Registration Statement and in the prospectus therein, and to the filing by the Company of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Very truly yours,

TAPIA, LINARES Y ALFARO

/s/ Mario E. Correa

Mario E. Correa